UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/26/2013

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Election of Directors

News Release:

Contact: Thomas W. Schneider, President and CEO, (315) 343-0057

John F. Sharkey III Elected to Pathfinder Bank Board of Directors

OSWEGO, New York (December 26, 2013) – John F. Sharkey III has been elected to the Board of Directors of Pathfinder Bank, according to Janette Resnick, Chair of the Board.

           The election was effective as of the December 19, 2013 Pathfinder Bank Board Meeting.

           Mr. Sharkey is President of Universal Metal Works, a custom metal fabrication facility, in Fulton, New York, and the Managing Partner of Universal Properties, LLC.

“We are very pleased that John has agreed to serve on The Board of Directors of Pathfinder Bank,” stated Jan Resnick, Chairman of the Board. “John will bring his well established entrepreneurial and management skills to our board room, as well as his strong knowledge of the Central New York business community. The Board of Directors has been engaged in its own succession planning process over the last several years,” Resnick continued, “and we are proud of our results.”

           Prior to his role with Universal Metal Works, Mr. Sharkey was President of Universal Joint Sales, a heavy-duty trucks parts distributor, headquartered in Syracuse, New York. During his tenure at Universal Joint Sales, the company grew to 13 locations throughout the Northeast and Florida. In 1998, Mr. Sharkey sold Universal Joint Sales to FleetPride. For three years following the sale of the company, Mr. Sharkey acted as FleetPride’s Regional Vice President.

           Mr. Sharkey is an active member of the Central New York community, serving on Boards including the Council of Fleet Specialists, Rockwell International’s Distributor Advisory Council, and the Camillus Youth Hockey Association. He is also a committee member of the Syracuse Chapter of Ducks Unlimited.

Mr. Sharkey and his wife Barbara originally resided in Camillus, New York, where they raised their two sons.  In 2005, the couple built a home in Oswego, where they currently reside. He enjoys golfing, boating, skiing, and flying. He recently earned his Instruments Pilot License.

    Pathfinder Bank is a New York State chartered savings bank headquartered in Oswego, whose deposits are insured by the Federal Deposit Insurance Corporation. The Bank is a wholly owned subsidiary of Pathfinder Bancorp, Inc, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp). The Bank has eight full-service offices located in Oswego, Fulton, Mexico, Lacona, Central Square, and Cicero. The company reported total assets of $492.5 million and total shareholders’ equity of $40.7 million for the period ending September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 26, 2013	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer